Exhibit 10(b)

FORM OF

2010 LONG TERM INCENTIVE PLAN

DIRECTOR RESTRICTED STOCK UNIT AGREEMENT

Awardee: [Insert Name] (“Awardee”)

Grant Date: [Insert Grant Date]

Restricted Stock Units: [Insert Value]

This DIRECTOR RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made as of the Grant Date by and between UNITED RENTALS, INC., a Delaware corporation having an office at Five Greenwich Office Park, Greenwich, CT 06831 (the “Company”), and Awardee. Capitalized terms not defined herein shall have the meanings ascribed to them in the Company’s 2010 Long Term Incentive Plan (the “Plan”).

In consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Restricted Stock Units. The Company hereby grants to Awardee [Insert Value] Restricted Stock Units (the “Units”). The grant of Units is pursuant to the Plan and subject to the terms and conditions of this Agreement and the Plan.

2. Vesting. The Units are fully vested as of the Grant Date.

3. Payment. Units shall be settled in shares of the Company’s common stock (“Stock”) on a one-for-one basis. On the earlier of (i)              (the “Specified Date”), (ii) the fifth business day following Awardee’s “separation from service” (within the meaning of Treasury Regulation section 1.409A-3(a)(1)) for any reason, and (iii) the date of a “change in control” (within the meaning of Treasury Regulation section 1.409A-3(a)(5)), the Company shall deliver to Awardee (or Awardee’s estate in the event of the death of Awardee) a certificate, free and clear of any restrictive legend, representing a number of shares of Stock equal to the number of Units.

4. Deferral Elections. Notwithstanding the foregoing, subject to any conditions deemed appropriate from time to time by the Committee (including suspension of the right to elect deferrals or to make changes to any existing deferral election), the Awardee may elect to defer the delivery of the Stock to be delivered in settlement of the Units using such deferral election form as approved by the Committee from time to time.

5. No Rights as a Stockholder; Dividends and Dividend Equivalents. Neither the Units nor this Agreement shall entitle Awardee to any voting rights or other rights as a stockholder of the Company unless and until Stock has been issued in settlement thereof. Without limiting the generality of the foregoing, no dividends or dividend equivalents shall accrue or be paid with respect to any Units.

6. Transferability. Units are not transferable by Awardee, whether by sale, assignment, exchange, pledge, or hypothecation, or by operation of law or otherwise.

7. Transferability of Shares of Stock. The Company shall, to the extent it has not already done so, file a Registration Statement on Form S-8 (or otherwise) with the Securities and Exchange Commission relating to the shares of Stock to be delivered hereunder and comply with all applicable state securities laws prior to the distribution of shares of Stock hereunder.

8. Conformity with Plan. Except as specifically set forth herein, this Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Any inconsistencies between this Agreement and the Plan with respect to any mandatory provisions of the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, Awardee acknowledges its receipt of the Plan and its agreement to be bound by all the terms of the Plan.

9. Awardee Advised To Obtain Personal Counsel and Tax Representation. IMPORTANT: The Company and its employees do not provide any guidance or advice to individuals who may be granted an Award under the Plan regarding the federal, state or local income tax consequences or employment tax consequences of participating in the Plan. Each person who may be entitled to any benefit under the Plan is responsible for determining their own personal tax consequences of participating in the Plan, and for satisfying all tax liabilities associated with such participation. Accordingly, you may wish to retain the services of a professional tax advisor in connection with any Awards under the Plan.

10. Adjustments for Changes in Capital Structure. In the event of any change in capital structure or business of the Company by reason of a transaction or event described in Section 1.6.4 of the Plan, the Committee shall make appropriate adjustments described in said Section 1.6.4 as are equitable and reasonably necessary or desirable to preserve the intended benefits under this Agreement.

11. Section 409A. This Agreement constitutes “deferred compensation” within the meaning of Section 409A of the Internal Revenue Code and the regulations and other guidance promulgated thereunder (“Section 409A”). This Agreement, any deferral election made in accordance with Section 4 above and the Plan provisions that apply to this Award are intended to comply with Section 409A and shall be interpreted, administered and construed in a manner consistent with such intent. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the provisions of the Plan (including, without limitation, Sections 1.3.1 and 2.1 thereof) and this Agreement, the provisions of this Agreement shall govern, and in the case of any conflict or potential inconsistency between this Section 11 and the other provisions of this Agreement, this Section 11 shall govern. The Company shall have no liability to the Awardee if the Award is subject to the additional tax and penalties under Section 409A.

12. Miscellaneous.

(a)	This Agreement may not be changed or terminated except by written agreement signed by the Company and Awardee. It shall be binding on the parties and on their personal representatives and permitted assigns.

(b)	This Agreement sets forth all agreements of the parties. It supersedes and cancels all prior agreements with respect to the subject matter hereof. It shall be enforceable by decrees of specific performance (without posting bond or other security) as well as by other available remedies.

(c)	Awardee understands and agrees, in accordance with Section 3.3 of the Plan, by accepting this Award, Awardee has expressly consented to all of the items listed in Section 3.3.3(d) of the Plan, which are incorporated herein by reference.

(d)	This Agreement shall be governed by, and construed in accordance with, the laws of Connecticut, without regard to principles of conflict of laws.

(e)	BY ACCEPTING THIS AWARD, AWARDEE UNDERSTANDS AND AGREES THAT THE CHOICE OF FORUM AND DISPUTE RESOLUTION PROVISIONS SET FORTH IN SECTIONS 3.15 AND 3.16 OF THE PLAN, WHICH ARE EXPRESSLY INCORPORATED HEREIN BY REFERENCE AND WHICH, AMONG OTHER THINGS, PROVIDE THAT ANY DISPUTE, CONTROVERSY OR CLAIM BETWEEN THE COMPANY AND AWARDEE ARISING OUT OF OR RELATING TO OR CONCERNING THE PLAN OR THIS AGREEMENT SHALL BE FINALLY SETTLED BY ARBITRATION IN NEW YORK, NEW YORK, PURSUANT TO THE TERMS MORE FULLY SET FORTH IN SECTIONS 3.15 AND 3.16 OF THE PLAN, SHALL APPLY.

(f)	This Agreement may be signed in one or more counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

UNITED RENTALS, INC.

By:
Name: Michael Kneeland Title: Chief Executive Officer

AWARDEE:

By:
Name: [Insert Name]

3